Exhibit 99.1

NEWS RELEASE

1101 East Arapaho Road
Suite 200
Richardson TX 75081 USA
(972) 234-6400 main

Financial Contact

Michael L. Paxton, VP, CFO

972.301.3658, mpaxton@intrusion.com

INTRUSION INC. ACHIEVES FIFTH CONSECUTIVE PROFITABLE

QUARTER IN THE SECOND QUARTER OF 2010

Richardson, Texas — August 12, 2010 — Intrusion Inc. (OTCBB: INTZ), (“Intrusion”) announced today financial results for the three and six months ended June 30, 2010.

Intrusion’s net income was $121 thousand in the second quarter 2010 compared to $50 thousand net income for the second quarter 2009.  Intrusion achieved net income for the fifth consecutive quarter in the second quarter 2010.

Revenue for the second quarter 2010 was $1.5 million compared to $1.3 million in the second quarter 2009.

Gross profit margin was 64 percent of revenue in the second quarter of 2010 compared to 66 percent in the second quarter 2009.

Intrusion’s second quarter 2010 operating expenses were $0.9 million compared to $0.8 million in the second quarter 2009.

As of June 30, 2010, Intrusion reported cash and cash equivalents of $0.4 million, a working capital deficiency of $0.8 million and debt of $0.5 million.

“Our fifth consecutive profitable quarter is outstanding and is the result of good gross profit margins and continued operating expense control.  Our total orders booked in the second quarter were $1.1 million,” stated G. Ward Paxton, President and CEO of Intrusion.

Intrusion’s management will host its regularly scheduled quarterly conference call to discuss the Company’s financial and operational progress at 4:00 P.M., CDT today.  Interested investors can access the call at 1-800-399-2043 (if outside the United States, 1-706-634-5518).  For those unable to participate in the live conference call, a replay will be accessible beginning today at 7:00 P.M., CDT until August 19, 2010 by calling 1-800-642-1687 (if outside the United States, 1-706-645-9291).  At the replay prompt, enter conference identification number 93746268.  Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

About Intrusion Inc.

Intrusion Inc. is a global provider of entity identification systems, regulated information compliance, data leak prevention, and data privacy protection and network intrusion prevention and detection products.  Intrusion’s product families include TraceCop™ for entity identification, the Compliance Commander™ for regulated information compliance, data leak prevention and data privacy protection, and Intrusion SecureNet for network intrusion prevention and detection.  Intrusion’s products help protect critical information assets by quickly detecting, protecting, analyzing and reporting attacks or misuse of classified, private and regulated information for government and enterprise networks.  For more information, please visit www.intrusion.com.

This release may contain certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties.  Such statements include, without limitations, statements regarding future revenue growth and profitability, the difficulties in forecasting future sales caused by current economic and market conditions, the effects of sales and implementation cycles for our products on our quarterly results and difficulties in accurately estimating market growth, the effect of military actions on government and corporate spending on information security products, spending patterns of, and appropriations to, U.S. government departments, as well as other statements.  These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements.  The factors that could cause actual results to differ materially from expectations are detailed in the Company’s most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”

INTRUSION INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands except par value amounts)

	June 30,	December 31,
	2010	2009
ASSETS

Current Assets:
Cash and cash equivalents	$391	$519
Accounts receivable	296	351
Inventories, net	26	7
Prepaid expenses	55	68
Total current assets	768	945

Property and equipment, net	155	146
Other assets	39	39
TOTAL ASSETS	$962	$1,130

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Loan payable to officer	$470	$—
Accounts payable and accrued expenses	683	674
Dividends payable	22	360
Deferred revenue	405	93
Total current liabilities	1,580	1,127

Loan payable to officer	—	970

Stockholders’ Deficit:
Preferred stock, $.01 par value:
Authorized shares — 5,000
Series 1 shares issued and outstanding — 220 Liquidation preference of $1,114 as of June 30, 2010	778	778
Series 2 shares issued and outstanding — 460 Liquidation preference of $1,155 as of June 30, 2010	724	724
Series 3 shares issued and outstanding — 354 Liquidation preference of $775 as of June 30, 2010	504	504

Common stock, $.01 par value:
Authorized shares — 80,000
Issued shares — 11,746 in 2010 and 11,715 in 2009 Outstanding shares — 11,736 in 2010 and 11,705 in 2009	117	117
Common stock held in treasury, at cost — 10 shares	(362)	(362)
Additional paid-in capital	55,569	55,545
Accumulated deficit	(57,769)	(58,094)
Accumulated other comprehensive loss	(179)	(179)
Total stockholders’ deficit	(618)	(967)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$962	$1,130

INTRUSION INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenue	1,538	1,292	3,073	2,148
Cost of revenue	548	433	1,102	710

Gross profit	990	859	1,971	1,438

Operating expenses:
Sales and marketing	258	270	460	534
Research and development	343	251	645	617
General and administrative	256	273	516	532

Operating income (loss)	133	65	350	(245)

Interest expense, net	(12)	(15)	(25)	(26)

Income (loss) before income taxes	121	50	325	(271)

Income tax provision	—	—	—	—

Net income (loss)	$121	$50	$325	$(271)

Preferred stock dividends accrued	(38)	(39)	(75)	(78)
Net income (loss) attributable to common stockholders	$83	$11	$250	$(349)

Net income (loss) per share attributable to common stockholders:
Basic	$0.01	$0.00	$0.02	$(0.03)
Diluted	$0.01	$0.00	$0.02	$(0.03)

Weighted average common shares outstanding:
Basic	11,734	11,664	11,719	11,652
Diluted	13,957	13,117	13,784	11,652